Exhibit 5.1

THE LAW OFFICES OF

THOMAS C. COOK, LTD.

ATTORNEY AND COUNSELOR AT LAW

500 N. RAINBOW BLVD., SUITE 300

LAS VEGAS, NEVADA 89107

(702) 221-1925

FAX (702) 221-1963

December 4, 2009

Re: Form S-8 Registration Statement

Gentlemen:

We have been requested by InstaCare Corp., a Nevada Corporation (the “Company”), to furnish you with our legal opinion as to the legality of the following described securities if InstaCare Corp. (the “Company”) covered by an Amended Form S-8 Registration Statement (the “Registration Statement”), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

An aggregate of 10,000,000 Shares (the “Shares”) of the Company’s common Stock, par value $0.001 per Share, issuable pursuant to the provisions of the Plan.

In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the Non-Qualifying Stock Option Plans of the Company. Based upon the foregoing, and subject to further examinations as I have determined relevant and necessary, I am of the opinion that the stock has been legally and validly authorized under the Articles of Incorporation, as amended, and when the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will constitute duly and validly issued and outstanding, fully paid and non-assessable shares of common stock of the Company.

I do not render this opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

The Company's President has certified to me that he understands that the Shares are not eligible for issuance where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities and that the Shares will only issuable to natural persons and only for bona fide services.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Legal Matters” in the prospectus included in the Registration Statement.

Sincerely,

/s/ Thomas C. Cook

Thomas C. Cook, Esq.